UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2020

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, Virginia 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 16, 2020, Adial Pharmaceuticals, Inc. (“Adial” or the “Company”) held a conference call to discuss the planned acquisition of Purnovate, LLC as well as additional recent developments. A webcast replay of the call is available on the Company's Investor section of its website, https://ir.adialpharma.com/ and a telephone replay of the call can be accessed by dialing 877-481-4010 for U.S. callers or + 919-882-2331 for international callers and entering conference ID: 39164, in each case through Wednesday, December 30, 2020.

On the call, the Company announced:

•	It has enrolled 35% of the planned 290 subjects for its ONWARD™ Phase 3 pivotal trial being conducted in seven European countries to investigate the efficacy and safety of the Company's lead drug candidate, AD04, a therapeutic agent being developed for the treatment of alcohol abuse disorder (AUD) in persons with certain target genotypes related to the serotonin transporter and receptor genes.
•	It had experienced a recent uptick in screenings and based on historical enrollment rates to date that it expects the ONWARD Phase 3 trial to be 50% enrolled in the next 30 days.
•	The subject enrollment rate has been as expected and the early termination rate has been lower than expected.
•	There have been no serious adverse events reported to date, and ADO4 and the placebo drug being administered both appear to be well tolerated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2020	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer